UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 22, 2003

ATRIX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18231	84-1043826

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2579 Midpoint Drive, Fort Collins, Colorado	80525

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(970) 482-5868

Item 5. Other Events.

     On September 22, 2003, Atrix Laboratories, Inc. (the “Company”) issued a press release announcing that it will be presenting at the UBS Warburg Global Life Sciences Conference in New York where it will be discussing the Company’s prospects, opportunities, and challenges, including the financial challenges related to the goal of breaking even for 2003 and providing an update on Eligard® (leuprolide acetate for injectable suspension) prostate cancer products. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits.

     99.1 Press Release dated September 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRIX LABORATORIES, INC

By:	/s/ Mark A. Wallace

Mark A. Wallace
Chief Financial Officer

Date: September 23, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 22, 2003.